Exhibit 1

POWER OF ATTORNEY

     The undersigned hereby appoints any officer of Herakles Investments, Inc., the Manager of Sponsor Investments, LLC, his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Form 3, Form 4, Form 5, and any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s direct or indirect beneficial ownership of, or participation in a group with respect to, shares of common stock of North American Technologies Group, Inc., and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of any officer of Herakles Investments, Inc. under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds, Form 3s, Form 4s, and Form 5s unless revoked earlier in writing.

     The undersigned shall not be deemed to admit membership in a group by reason of executing this Power of Attorney.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Date: July 22, 2005

SPONSOR INVESTMENTS, LLC

By:	Herakles Investments, Inc., Manager

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

HERAKLES INVESTMENTS, INC.

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

ASTRAEA INVESTMENT MANAGEMENT, L.P.

By:	Astraea Investment and Management Services Company, General Partner

By:	/s/ Bruce Leadbetter

Name:	Bruce Leadbetter
Title:	President

OPUS 5949 LLC

By:	Sammons VPC, Inc., Managing Member

By:	/s/ Joe A. Ethridge

Name:	Joe A. Ethridge
Title:	Vice President

OTTER, INC.

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

SAMMONS VPC, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

SAMMONS DISTRIBUTION HOLDINGS, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

CONSOLIDATED INVESTMENT SERVICES, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

SAMMONS ENTERPRISES, INC.

By: /s/ Robert W. Korba

Name: Robert W. Korba
Title: President

CHARLES A. SAMMONS 1987 CHARITABLE REMAINDER TRUST NUMBER TWO

By: /s/ Robert W. Korba

Name: Robert W. Korba
Title: Co-Trustee

ASTRAEA INVESTMENT AND MANAGEMENT SERVICES COMPANY

By: /s/ Bruce Leadbetter

Name: Bruce Leadbetter
Title: President

BRUCE LEADBETTER

By: /s/ Bruce Leadbetter

Name: Bruce Leadbetter
Title:

/s/ Paul Pottinger
Paul Pottinger

/s/ Christopher Bancroft
Christopher Bancroft

/s/ Michael Jordan
Michael Jordan

/s/ John M. Pigott
John M. Pigott

/s/ Goh Yong Siang
Goh Yong Siang

/s/ Pat Long
Pat Long

/s/ Charles Jarvie
Charles Jarvie

/s/ David Pasahow
David Pasahow